Exhibit 99.1

Zooming with LD Micro – Fireside chat with PARK CITY GROUP CEO RANDY FIELDS
August 5, 2020

Chris Lahiji:

Dear patrons. Good morning. Our next presenter has been a mainstay on the LD circuit for nearly the past decade. The company provides solutions that millions of Americans take for granted each and every day.

Chris Lahiji:

No one here will argue about the importance of food safety. No one here will argue how important the supermarket chains have been post COVID now that more restaurants have limited capacity, more people are working from home and times are increasingly tougher on the unemployed.

Chris Lahiji:

Park City Group, ticker PCYG, is a SAAS company focused on helping grocers keep food safe, help suppliers make better forecast demands, and does everything in its power to reduce out-of-stocks, which have become a more common occurrence here in Northern California.

Chris Lahiji:

The company is unusual, but in a good way that it generates cash flow, is profitable and has a strong balance sheet. Not many small cap tech companies can say this, but discipline from the top down goes a long way. Joining us on the call today, it is my pleasure to welcome the chairman and CEO of Park City Group, Mr. Randy Fields. And for full disclosure purposes, I own shares in the company.

Chris Lahiji:

Randy, you serve the largest retailers in the world. Work with thousands of unique suppliers. You connect buyers and sellers every day and you help grocery stores manage their out-of-stocks. Can you please tell me why the hell I couldn't get a roll of toilet paper for three months?

Randy Fields:

Well, actually that's a really good question, Chris. One of the things to think about in today's world is the idea of substitution when you can't get exactly for what you're looking for. So perhaps given your background, you should trade Bounty towels for Charmin Ultra Soft, and then you would have plenty.

Randy Fields:

No, I'm only kidding. Actually, how about if I leapfrog from that into something that's very, very interesting and I think a problem that all of us now see when we go to the supermarkets, how's that?

Chris Lahiji:

Absolutely.

Randy Fields:

Conceptually, the supermarket industry over the last 10 or 15 years has been following a course, call it "just in time inventory." And the consequence of that is you can't find toilet paper. Interestingly, the whole idea of just in time inventory really was based on a pretty simple notion that capital is expensive and that carrying large amounts of inventory leads to obsolescence, higher costs, et cetera.

Randy Fields:

But the truth of the matter is the supermarket industry, frankly, was relatively ill-prepared for what happened. 10 years ago, a typical supermarket would have had two months supply of almost anything that was non-perishable in a warehouse. It got down to two weeks just before COVID.

Randy Fields:

So the fact of the matter is that the industry has changed dramatically in the last decade. Not necessarily by the way, for the better, and it creates a terrific opportunity for us. So I don't want to say, I'm glad you couldn't find toilet paper exactly. But I do want to say that those out-of-stocks, which are now the Achilles heel of physical retailing, that drives people to Amazon is the opportunity for our company to gain market share in terms of our offerings. So thank you for not finding toilet paper.

Chris Lahiji:

So my take is, Randy, you look at all of these grocery chains right now, and they're all basically flushed with cash because from my understanding, pre COVID, in terms of people relying on food in the US alone, about 40% of that food is coming from supermarkets. No one really knows what the number is post COVID, but many assume that the number has probably gone to 60, 70, 80% of all food consumption comes through supermarkets. Do you agree with that number and how does that benefit you guys directly?

Randy Fields:

Yeah, I'm not sure it's as high as 70 or 80%, but clearly the restaurant and food service in general is in deep trouble. And it could be years, if ever to see a significant recovery. So increasingly we rely on supermarkets as a place that you have to go. We're relying on supermarkets for a greater percentage of our food. And we have a whole generation of people, millennials who have now discovered this amazing Og, son of fire, cooking idea instead of Whole Foods service counters, including my children, by the way. I get calls that say, "Dad, somebody invented this idea called cooking and it's almost fun."

Randy Fields:

So the reality is the supermarket industry is very well positioned and frankly that's who we serve. So it's been an interesting transition, it's settling down now. I think you're going to see the out-of-stocks declining. Our customers are doing well. And of course, if our customers do well, that creates a bigger opportunity naturally for us.

Chris Lahiji:

So let's go back. I mean, what was the origin of the company? I mean, what made you ultimately decide to make this your life's pursuit?

Randy Fields:

Well, years ago I was a retailer. The namesake company was Mrs. Field's Cookies and inside of the world of Mrs. Fields Cookies was actually a lot of technology around supply chain. We used really high tech kinds of ideas to figure out how many of what sort of cookies to make in every one of our 900 locations around the world, every day, every hour.

Randy Fields:

So we had a very interesting view of supply chain. And when we sold that company back in the '90s, I took a little bit of time off and thought about what's next. And what's next turns out to be using those same kinds of supply chain technologies in an industry that has tons of data, the supermarket industry. Think of the data, every single transaction, every single day for every single product. Huge amount of data, but frankly, low margins, not exciting, not growing rapidly. So it looked like a perfect industry for us to approach.

Randy Fields:

In fact, it was known then as a defensive industry, meaning that no matter what else happened to the world, people would eat. And thankfully through this COVID problem, that's been true. So we were lucky that we positioned ourselves against the supermarket industry with frankly, the idea of bringing technologies to them that would reduce their cost of being in business, improve their ability to reduce out-of-stocks and frankly, make them more competitive with the online world of someone like an Amazon.

Chris Lahiji:

Right. Historically speaking, the grocers have not been an easy customer to obtain. I mean, what type of cycle have you gone through into ultimately convincing these guys that you have a great ROI for your product?

Randy Fields:

Well, we're sort of an old fashioned company, I suppose, in a high tech environment. We have tremendous technology, but we're really old fashioned in the sense that we think that what matters to our customers is that we actually are successful. In other words, we tell them what we're going to do, and we do it. And after we do it, they find that we've taken great care of them from a service and relationship perspective and they tend to refer us.

Randy Fields:

So most of our business actually comes from market reputation and referral. And the reality is that we've been very lucky. We've gotten exclusive endorsements from the primary trade associations in the industry. So in the sense we're an industry player, the industry for the most part likes us, our customer retention rate is incredible, but it's not because we're lucky in that case, it's hard work. It's operational focus. It's talking to our customers frequently. But most importantly, making sure that we do what we say. As I say, it's a little bit old fashioned, but it's worked terrifically for us.

Chris Lahiji:

Randy, one of the interesting questions that came out this morning was there was this gentleman who was a portfolio manager. He said, he's seen the company a couple of times present at conferences, but he still doesn't exactly know what it is that you guys do. And he says, can you explain it to me as if I'm a five-year-old?

Randy Fields:

I could hitchhike off of that, but I won't. If you think about the supply chain, and we believe we are a supply chain company, perhaps maybe the first of a breed of an approach to supply chain. Let's think about the steps that someone that has to have a supply chain, say a food retailer, what are the steps?

Randy Fields:

Well, there's three aspects, we think to supply chain. The first step is find a vendor. Think about that. There are tens of thousands of new vendors every year with new, interesting products to be sold by supermarkets. So you have to find vendors. That's not very easy. Today, people use Google and they used to use trade shows. That doesn't work very well anymore.

Randy Fields:

So we developed a marketplace that brings buyers and sellers together. So you can think of that as discovery, sourcing new vendors. Well because of litigation and because of this enormous change in food safety regulation that happened a number of years ago, the fact is doing business with just any vendor is dangerous. It literally can kill your customers. Always a bad idea.

Randy Fields:

So what we found was that there was a need to help people vet their vendors, we call that compliance. So step one is sort of like the recipe for rabbit stew, first catch the rabbit. Well, okay. Find the vendor. Vet the vendor, make sure that they have all the documentation that's appropriate and they maintain that documentation so that you know you're dealing with someone that's safe and less likely to kill your customers.

Randy Fields:

And then finally is what most people think supply chain is. Let's be the way that you forecast, that you order, that you replenish, that you look at the movement and sale of goods and services across that supply chain.

Randy Fields:

So three steps. One, find a vendor. We do that. Two, vet the vendor. We do that. And three, transact with the vendor. We do that. So we believe that if you take a step back and think about what does it mean to be a supply chain company, we believe we've defined it and we do it. We do all three of those on behalf of our customers.

Chris Lahiji:

Was there a specific segment of the supply chain that you targeted first, where you felt was low hanging fruit?

Randy Fields:

Yeah, we actually did this all backwards, if you will. We started as a transactional supply chain company doing forecasting, ordering, replenishment, et cetera. And frankly, we're very, very good at it. I'm not a tout. So I'll tell you pretty straight about how our customers see us.

Randy Fields:

And then a few years ago, an old and dear friend of mine, Mike Lovett, who used to be governor of Utah and then became the head of, if you will, the Secretary of Health and Human Services, the FDA reported to him. He came to us with the idea of helping companies become compliant because of the new Food Safety Modernization Act. So that clearly was vetting the suppliers for whom we handled transaction work.

Randy Fields:

If you think about that, before you buy one item from someone, you need to make sure that you should buy any. Are they a good guy or a bad guy? Pretty simple. So, that got us into the compliance business. And then a couple of years ago, our customers came to us, in fact one of our customers put it really nicely, he said, "Randy, you're a little bit like Santa Claus."

PART 1 OF 4 ENDS [00:13:04]

Randy Fields:

.... Randy, you're a little bit like Santa Claus, you know who's been good and you know who's been bad. Help us find the vendors that are good vendors, meaning they're reliable, they're safe, and we should do business with them. So conceptually, we backed into each one of these product offerings, if you will.

Randy Fields:

Our approach up until a couple of years ago was a mixed bag of think of it as one time revenue and recurring revenue. And over the last year, starting about last April, call that 15, 16 months. We've made a major effort to significantly reduce the one-time revenue in our software business and move that as much as we could to recurring revenue. And as we indicated in our last conference call, we are in a quiet period, obviously. But in our last conference call, we indicated that we were just about done with that. So now to a great extent, we've replaced that one time revenue with recurring revenue, we've maintained our profitability. We're producing cashflow very positively. And the fact is we feel very good about where we are right now.

Chris Lahiji:

So Randy, let's talk about the addressable market. You say that it's $2 billion. And there are several tailwinds that you guys have right now. What I'm reading is increased risk of liability, rising competitive threats, and escalating consumer demands. Can you just touch a little bit on all three?

Randy Fields:

Yeah. Let's start with the need to find vendors, the marketplace. The fact is, inside of a marketplace, if it's well-constructed and we'd like to think ours is. We're finding for example, right now, a big demand for PPE kinds of things. There's always a desire on the part of retailers, I'm going to be careful how I say this to find hot new products, things that they can put into their stores that will bring in more customers and keep the customers that they've got.

Randy Fields:

So marketplace, as we've mentioned in our conference call was up, I don't know, 66% or so in the last few weeks of our third quarter that ended in March. So obviously don't have to be a rocket scientist to figure out that our marketplace activity is doing very well. The secondary is this idea of vetting and compliance. We're finding a great deal of interest in this notion of vetting suppliers to be sure that they are safe, that they're solvent, they're someone you can rely on.

Randy Fields:

And now we're seeing the more interesting trend and that's helpful to us, which is people are no longer willing to risk having their supply chain based on a single supplier. So second sourcing and third sourcing because of shortages has become a more important activity and we're helping people vet lots of new vendors. So that area is also doing very well, we feel very good about it. And then finally, this whole transactional area, especially our focus on some very interesting, exciting algorithms we've developed to help people avoid out-of-stocks.

Randy Fields:

Clearly the out-of-stocks of the last few months, were the result of I'm going to call it an accident, a tragic accident for all of us, COVID. But before that, and now, as we leave the COVID induced part of the shortages, there's nothing more annoying, and especially in the world of COVID, there's simply nothing more annoying than getting in your car, driving 15 minutes or 20 minutes to a store going in and finding it isn't there.

Randy Fields:

So out-of-stocks drive people to Amazon, and it's our job, and we're finding tremendous success, roughly 70% of the suppliers using our outer stock system have reduced their out-of-stocks by more than 50% over just two or three months. So we've been very successful at helping people, even in today's strange world of reducing out-of-stock. So all three of those have a tremendous opportunity. I don't think we have more than a two to 3% share of any of that.

Randy Fields:

Although in some cases, like our compliance business, where we have no more than 100,000 facility level connections between suppliers, retailers, and other suppliers. Even at that scale, we think we've got a market share that's under two or 3%. So we have lots of room for growth, however, because we're old fashioned here, profitability is very important to us. A strong balance sheet is important, because our customers rely on us.

Randy Fields:

Our customers want us to be stable, solvent, and here for them. So in a way, we owe it to our customers to maintain our financial strength, and we've done that. We've been very good at profitability for the last several years. But in addition to that, we think that there is a really compelling need to execute on behalf of the customer. Our customers don't care if we grow, our customers care for successful for them, you have to think about that.

Randy Fields:

No customer simply wants to be left behind because we have a high growth rate. What they want is to be front and center of our attention space. That we deliver on our promise, and then they will give us more business. And that's the way we're growing, now that we've replaced our one-time revenue. That's going to begin obviously to show up in our top line growth as we went through this period of getting rid of one time revenue.

Randy Fields:

So at the current moment, it's fair to say that all three pieces of our business, the marketplace feels good, the compliance business it feels very good as we look out, there's a great deal of international interest in our compliance management business. And then finally, our transactional business, where we help people reduce their out-of-stocks, wow. What can I say?

Chris Lahiji:

Well, Randy, I had a quick question. A lot of people have a hard time putting a face next to the name. What type of retailers are you currently helping right now?

Randy Fields:

Up and down. I think our sweet spot is typically what we would call a midsize regional retailer with one to 200 retail stores. On the other hand, we do business with some of the largest retailers in the country. We've disclosed we do work with Target, we do work with CVS, people that have thousands of locations. But for the most part, our customers in the sweet spot are people that are midsize 100, 200 stores. We also do business with some very small retailers, meaning 10 or 15 stores. And there's hundreds and hundreds of these kinds of supermarket retailers that are prospects for us.

Chris Lahiji:

How has the sales cycle changed since COVID has taken place?

Randy Fields:

Well, it didn't really change, it came to a stop when COVID started. As anybody would know, immediately has the lockdown occurred, supermarket sales exploded. But it also meant that they were literally goodbye pillar, hello post in terms of organizing themselves. So meetings were canceled, getting decisions made slowed down.

Randy Fields:

So it impacted our sales cycle, certainly. But remember we have several pieces of our business. So while the sales cycle for some of our services slowed down, marketplace helped people find things that were in short supply. So the idea of building this three legged stool, if you will, and we're about to add a fourth leg, we'll talk about that if you'd like. That three legged stool meant that at any given moment, even if one area of our business was sluggish, other areas of the business had the opportunity to move the company's top line. And that's exactly what's happened.

Chris Lahiji:

There's a page in the deck that's titled, three solutions, one platform scaled and proven. It says here that you do 20 million transactions every single day. Can you give us just a sampling of what some of those transactions might be like?

Randy Fields:

Yeah. We developed a very interesting capability to help retailers bring suppliers into their business on a consignment inventory basis. In other words, if you are a retailer, you only have two assets on your balance sheet, typically. One would be your real estate and the other is your inventory. So if you want to improve your financial ratios, if you can reduce inventory at the same time, you could increase sales, that's like magic. And that's what we do.

Randy Fields:

We do that magic for retailers. We take their inventory, get it back into the hands of the suppliers, so the supplier still owns it. He owns it until it sold, meaning it goes through the point of sale device. So we technically take a look at the transaction logs from retailers. We see how many cartons of milk, for example, were sold at a particular store of a retailer. And then we generate an invoice based on those actual sales, and we get the payment made, if you will, from the retailer back to the supplier. So that's why there's millions of transactions a day and hundreds of thousands of invoices a week. We track vast amounts of data to help our customers do this transactional flow.

Chris Lahiji:

Let's talk a little bit about your balance sheet top line, bottom line. I know that, given the fact that you and I have known each other for over a decade now, and I've been a longtime shareholder, I think revenues for the last five years, they've been growing all a bit slowly. But then on the gap, net income side, you guys have really showcased the scalability and the value of your business. Can you kind of comment on how the last five years have looked like in terms of both top and bottom line?

Randy Fields:

Yeah, actually the last five years really constituted a transition for the business. First, we went from being transactional only. We added the compliance management aspect of the business, and then we added the marketplace aspect of the business. So we had major development cycles. But that also complicated the operational execution aspects of our business and taking care of our customers.

Randy Fields:

That's something we were not willing to sacrifice. It's an obsession of our company, it's part of the culture. So we spent a lot of time developing operational capabilities and deficiencies, so that as we added to what we could do for a customer, we didn't massively explode the cost structure of the business. And we invested very heavily in technology to automate much of what that would have led to. So the focus was on profitability, not top line growth per se. Stage two of that period of time, started about a year ago was, much of the growth that we did experience, and over that period of time, I think we went from 11 or 12 million to call it 20 million. Not insignificant, but not extraordinary.

Randy Fields:

But we then made a very important decision, which was that we were having too much of our growth and too much of our revenue, excuse me, based on one time transactional stuff. So we made a very tough decision to try and hold the line, try and get more of our customers to use the SaaS aspect instead of licensing our business. And what we technically did was we had seven or eight million of one time revenue out of that 20.

Randy Fields:

We were able to get that number down to a very small number, two or three, and replaced it with recurring revenue. So strangely enough, if we had pulled our income statement apart, it would have shown that the recurring revenue in the business, the subscription stuff was going up nicely year by year, but that the one time revenue was being pulled down deliberately strategically. And now we're at a place where the one time revenue is diminutus except for marketplace.

Randy Fields:

Where the one time revenue is diminimous except for Marketplace, and now obviously we've made that crossover point actually faster, we had planned on two years to do that and it took a little bit more than one year.

Chris Lahiji:

Does Park City actually disclose what percentage of their overall revenue is reoccurring?

Randy Fields:

We don't put it in the financials, but we do talk about it in conference calls and quarter by quarter, that number has gone from, I think, don't hold me to the exact number, but I think when we started, it was about 65% of our revenue was recurring. And if you take Marketplace out, I think we last quarter were at 85 or 90% recurring. So we're pretty much there where we want to be. Our revenue is now recurring, that makes it much easier for us. Much of the investments that we had to do to get to that place technically are done. So our expenses therefore are down, our revenue is now up, and you can probably figure out what that means.

Chris Lahiji:

So, Randy, I think you and I are kind of old fashioned in the sense of how we look at cash. From my understanding the cash balance is roughly around 20 million, as of March 31st?

Randy Fields:

It was a little bit under that as of March 31st. Cash is more important to us that it might be to a typical business because our customers cannot afford to have a vendor that goes out of business. Billions of dollars of transactions that we process and settle for our customers wouldn't happen if we suddenly closed our doors. So our customers want to do business with a counter party like us that is extremely strong and they measure strong in terms of cash on the balance sheet. Now we're proud of our number and it will continue to go up over the next several years, but that attracts more new business for us. And in the context of companies doing billions of revenue, 20 million of cash or some number like that is still pretty tiny, but better than anyone else in this space. And frankly, a number we're very proud of.

Chris Lahiji:

We had a small private investor ask us a question this morning, but I thought was very fair. They said, if the company has in this case, 17 or 18 million approximately in cash, what's that five or 6 million in debt and why do they have it on the books?

Randy Fields:

The fact is it's largely for measurement purposes. You'll notice our net interest will begin to change as we invest more of the cash and in short term kinds of instruments. So as long as we're in a net cash position, it's valuable. And for the most part, those lines are important to maintain, especially at the end of quarters. So there's a certain level of optics associated with that. But our customers like it.

Chris Lahiji:

Another question somebody had, what is a connection and what was the last disclosed number in terms of connections that you guys have had?

Randy Fields:

Yeah, that's getting more complex to calculate because of Marketplace. But the number of connections we have is continuing to grow very strongly because we're now focused on smaller suppliers and bringing them into the network. I'm going to guess that we still in our compliance business typically add 10 to 15,000 connections per year because of our supply chain business. That number is also going up pretty dramatically. So I'm going to guess all in we're north of 300,000 connections between stores, suppliers, et cetera. It's a big, big number.

Chris Lahiji:

When does a customer decide not to use you anymore? And what's the main reason they give?

Randy Fields:

Well, there's really three pieces to why somebody would cease to do business. First of all, that doesn't happen very often. Our retention rate is 98, 99%, which is amazing, honestly, but if somebody leaves it's typically due to one of three. One reason would be that they went out of business. A second reason would be that they were acquired by another company, so two different vendors became one. And the third possibility is that they either no longer do business with the partner, because everything we do is di-addled, everything involves two trading partners, but if they ceased to do business with one of our partners, we would also lose them. And then a tiny amount, just say they don't appreciate what we do for them. So we're very proud of our retention rate, but it's because we really are obsessed with being successful for the customer and being in relationship with the customer.

Chris Lahiji:

And Randy, I wanted to touch on that. There has been a lot of consolidation on the grocery side over the last 10, 15 years. Do you see that continuing and how will that positively or negatively impact Park City?

Randy Fields:

Yeah. You know, this is one of those statistically interesting things. If you take a look, the number of stores is about the same. The number of players has changed, but typically what happens is this: a big company acquired some regional player. The FTC says, "Okay, but you have to spin out 25 of those stores." And that becomes another chain. So oddly, the number of supermarkets is about the same. I don't think it's going to change much. If anything, what's happened because of COVID is it's reinforced the need for local grocers. They've become in some ways the hub of communities. So we don't see that. And people, as far as I can tell, except for you, Chris, because you've lost so much damn weight. Everybody else is still eating. You're the only guy left not eating, but the rest of us still eat, and that's really good for supermarkets, and it's really good for us.

Randy Fields:

Two things we do that are important: we help maintain the safety of food, the sustainability of food, meaning that our customers rely on us for determining sustainability as well as safety and the other is that we help people stay in stock. And I think, if you think of COVID, think this is likely to be a problem for some time, that it shifted patterns, the future is pretty good for us now, now that we've come out of this darker period and there's better visibility that we didn't have a few months ago, it's better now to say the least, because the supermarket industry is experiencing a relatively good times. Maybe it's the best of times for supermarket.

Chris Lahiji:

Another question that I thought was pertinent is have supermarkets ever gone through something like this? What has happened, what has transpired since I want to say early March. And was there anything to learn based off the dynamics of what has happened in the past, when you've had a huge rush of interest, but only a certain amount of supply?

Randy Fields:

Yeah, actually the only time they ever experienced anything like this was during the '70s, during the oil shortages and toilets, if you remember, Johnny Carson came on TV one night when he was talking about the shortages and said, "Was everybody aware that there was now a toilet paper shortage?" Does that sound familiar? And sure as hell the next day you couldn't find toilet paper anywhere. So the only time that's ever happened before was back in the '70s and nobody has enough memory to realize the response. But we were critically ill prepared because we'd reduced storage capacity, people were outsourcing to China and other places. So the reality is we were about as ill prepared as you could imagine for what happened. And I don't think that's going to happen again. I think that the lesson has been learned and the more the lesson is learned, the better it is, frankly, for us.

Chris Lahiji:

So here's a couple of questions that I had for you. Why the hell is food so much higher now in terms of cost? I'll give you a great example. Shredded Mexican cheese, a bear essential for a guy like me, who just needs to take a tortilla, some shredded cheese, put it on top, fold it, and then put it in the oven or microwave. It's basically gone from 10 bucks to 18 bucks at Costco. If you look at almost everything categorically has moved up in price. Can you tell us as to why this has happened? Is it just demand is outpacing supply or these guys have realized that people will have to spend money at any cost at this point because they don't have any other viable options?

Randy Fields:

Well, actually that's a terrific question because this one is different. Historically, the industry has been deflating, meaning over the last six or seven years, until a few months ago, unit sales were falling and prices were roughly flat, going up a little bit. But unit sales of most products were actually falling. The consequence was that people tried to get price relief when their costs went up. So it became a whole industry, the largest industry in the world, by the way, the largest single industry on planet earth is retail food in the US and the suppliers to it. But the consequence was that people didn't think about demand driving up price, they thought about costs driving up price. So they were trying to get cost pressure relief.

Randy Fields:

This is different. This is demand driven and cost driven. So in some cases, proteins, pork, beef, et cetera, you've simply had an inability to supply the market with the quantities that were needed. The supermarkets have done an incredible job by the way, at keeping prices below what the suppliers would like to have. Now, we're pretty quickly re-emerging at the other end of this tunnel. So I suspect that food inflation over the next year or two won't be anything like you've seen for the last few months. And once the supplies come back online, and that'll happen over the next six months, my guess is food inflation will be a thing of the past

Chris Lahiji:

In terms of products that are still hard to get and in demand, what are they? Because I know that there are certain things like you still can't get disinfectant wipes. You can't get Lysol disinfectant spray. It's hard to get certain types of flour. What have you seen internally that basically goes to show you that even with the increased supply, demand is still far outstripping it?

Randy Fields:

Yeah. Remember a lot of that demand is timing demand, not real changes in demand. So the consequences that you're going to see, for example, has the usage of flour for home baking clearly gone up? Yep, sure as hell has. So that's a demand-based, and honestly, what do you think has been happening to home-based baking over the last 10 years before COVID, it was going the other direction. So there wasn't a lot of additional capacity to be ready for that demand. Ditto for paper goods. Oh my God, a paper mill is a very expensive, it's not something you put in your backyard, it's kind of a big deal. So lots of those kinds of things had relatively fixed supplies against enormous changes in demand. Some of that demand is sustainable, but I could be wrong, I don't think people are using vast amounts of toilet paper more than they did before.

Randy Fields:

Part of it was lots of paper products and other kinds of things, like flour, were being sold through the food service channel, not through retail food. So if you wanted a 25 foot diameter toilet paper roll, you could get that. You'd have to have pretty big house to fit one of those in, by the way, Chris, but for the rest of us mere mortals, you still need toilet paper on smaller rolls. So it was really-

Randy Fields:

Portals, you still need toilet paper on smaller rolls. So it was really a mismatch of packaging sizes. This was a confluence of about eight or 10 things that are likely, hopefully, once in a lifetime. It will get back to a much more normal. Some things like Clorox wipes, well, they can't add capacity enough. And now ask yourself the question: if you were them, would you add 25% capacity to be able to make this stuff, knowing that six months from now this could go away? No. So, what you do is you add shifts and you run your plants flat out to try and make it happen. Some cases you use third party co-packers, most people don't want to do that. But this will sort itself out. It already is. So a little with a little patience here and a little bit less forward buying would help.

Chris Lahiji:

Randy, do you mind if we take a couple more questions from the audience?

Randy Fields:

Sure, absolutely.

Chris Lahiji:

So we've talked about this briefly in the past. International, are there any countries that are similar to the U.S. in terms of supply chain? And if you can give me one or two countries where you believe are low hanging fruit for you guys, in terms of future expansion.

Randy Fields:

Yeah. We already have a partnership in the UK. We are looking for some additional expansion in Europe, Asia, and South America. I would be very surprised if in the next year, something South of the border doesn't happen. And really there's two drivers behind this. One is domestic consumption. So in other words, if I'm making this up, if you're a country, say China, one of the fears that you have is that food is unsafe. And that would be true.

Randy Fields:

So how do you fix that? We'll use an international standard, like ReposiTrak, like us to help get compliance to a much higher level and reduce the risk of catastrophe from food. So, developing countries are interested in what we're doing for domestic consumption purposes, meaning their own food supplies. But turn that around, the biggest market now for produce, et cetera, canned goods are for export from these countries. So, partially, you'd want to use something like ReposiTrak to improve how you look as an exporter to a place like the U.S.

Randy Fields:

So we're benefiting really from both domestic consumption in these countries, as well as the desire to export. So, I think you're going to see more interest internationally. Obviously, getting something going in the midst of COVID is a little tough. But we still see a great deal of interest outside the U.S.

Chris Lahiji:

Excellent. And then what is the longterm aspirational model for PCYG in terms of top line growth and profitability?

Randy Fields:

Well, for the total business, we would like to get top line growing at 15% to 20% per year. We think that's a lovely number. Obviously, if we do that, it has a very substantial impact on our profitability. Profits would grow far faster than that. And that's really our mantra: generate cashflow profits and a reasonable top line growth. Not an explosive top line growth, but a reasonable top line growth. How's that?

Chris Lahiji:

Sounds good. And then to end this off, you and I have spoken about this privately at length in terms of food safety. And it is remarkable how much food ultimately gets consumed and the parameters of safety around it. How have they changed in the last five to 10 years? Is the government doing a good job of protecting us? Is it their responsibility? What's your take on this? Because that's always one of the big things that scares the living crap out of me. How do I know what I'm eating is going to be okay? What's your mindset towards that?

Randy Fields:

Yeah. I think you have to think of food safety in two buckets. There's the accident bucket, meaning that someone who is a good actor simply has an accident. We'll talk about that a little bit more in a second. Then there's the other side of it, which is a substantial proportion of the food providers, I can tell you from having looked at their compliance levels, are not people we should be doing business with. They crept into the system over the last 10 years. They weren't checked. Nobody credentialed them. Nobody was able to maintain their credentialing and they got away with literally murder.

Randy Fields:

So, we are finding a large number of bad actors that should be like Gresham's law in reverse. We should be squeezing them out of the system because they create risks for people like you and I. So, there's what I'm going to call the process bad actors. They simply don't pay enough attention to safety. They're not credentialed. They're not audited. They're not people that we should be buying things from and ingesting them.

Randy Fields:

But the others are the accidents, where it's a good player. And frequently now we're finding, last year, 60% of the problems in food safety came from the suppliers to that supplier. Meaning, he bought an ingredient that was adulterated or an ingredient that was a problem. So, policing the whole system has become terribly complex. The regulations have exploded. The Food Safety Modernization Act has created a landmine field for people to get through regulatory wise. And then, of course, there's the lawyers.

Randy Fields:

So, the net of all of it is, it's a more difficult proposition to maintain food safety than it was. And we'd like to think that we're almost, in fact, I would say we are the industry standard now in terms of compliance. And we're pretty excited about being in that position. But it puts us in a place where we have visibility and we're not pleased with what we see yet. It's moving in the right direction, but it's not there yet.

Chris Lahiji:

Final question. Because of the demand, there are suppliers that are looking to make as much product as possible. And, especially in produce, what I've noticed in the last few months is that a lot of the produce that I'm buying, it goes bad much faster than it typically would. I almost feel there's a lot of bad product being put in because they can put it with everything else. How do we ultimately combat this as consumers? Because the logic is if you're paying top dollar for crappy strawberries, what's the recourse? You can always go back. But I'm just curious to see if you've seen that dynamic take a hold yet.

Randy Fields:

Yeah. There's been a huge disruption to the supply chain that we can't ignore. And that supply chain disruption is really that about half of the food that was produced, used to go to food service. That's probably off 70%. So, you're seeing an influx of product that would have gone to food service. So, think of it this way. I'm making this up, but it's strawberries that might have gone into strawberry pie. So if they were a little blemished, et cetera, "Oh, who cares? Nobody sees it." And now, Eagle eye Chris takes it home from the supermarket and goes, "What the hell is this?"

Randy Fields:

Well, it's the piece of the puzzle that the nearly half of all the food that we grow and raise that needs to find a home, or it's going to get trashed and bankruptcies and all ugly stuff. It's trying to find a home in the supermarket industry, which has been unable to meet demand. So if you put those factors together, I'm not surprised. Feel lucky at this point, you've got strawberries, even if they're ugly ones.

Chris Lahiji:

So, this is a private question to you. And you have influenced me in a big way to cut weight and eat more healthy because you were essentially the only guy at conferences that would basically say, "Jesus, look at you. What the hell are you consuming?" And it was tough love to say the least, but it worked. And I remember the type of diet that you were on. And a lot of people know that what I've been doing for the last three and a half years is intermittent fasting. But I'm curious, has your diet changed, Randy, at all since, since COVID has hit the U.S.?

Randy Fields:

I think a little bit, not much. I also do intermittent fasting. My body likes it when I'm more ketogenic than I am carbohydrate drenched. I'm not sure there is one size fits all. But the business reality is that this is made the supermarket industry almost crazy. Let me describe that and show you what the negative impact you and I are having on the supermarket industry. The best known supermarket in the country that's respected is called Wegmans. If you'd gone into a Wegmans 15 years ago, 10 years ago, you might've found 20 different skews of mustard. There would have been French's mustard, big, medium, and small, and Grey Poupon, big, medium, and small, and a few others. They have 200 skews in mustard today because Chris wants non-GMO organic, Randy wants natural with GMO. And in other words, it's caused the number of skews to explode.

Randy Fields:

Well, the consequence of that is it's made the industry more complex, more prone to out of stocks. It's making them absolutely dinghy. So, it would be nice if there were a way of eating, it would be nice if the identity view that each you and I have, and my children... One of my children eats vegan and another won't eat God knows what. But the reality is this has made the supermarket industry a very difficult business. But that's good for us. That helps our business. So, Chris keeps being weird about food. It's helpful to us and our shareholders.

Chris Lahiji:

Randy, as I could speak on most of the millennials, we will continue to keep it weird. But I will tell you, with your children, with people my age, with even young children, I'm talking 10, 12, 14, 15 year olds, their dietary patterns have changed drastically. And I think that this is going to be a tectonic shift. They want to know where their food comes from. They're skewed towards eating healthy. It's pretty remarkable.

Chris Lahiji:

So, this is not going to be a three to five year blip. I think that this is going to be societal. I want to end it right now. I apologize because there was a lot of questions that came in, but we are out of time. I will forward them on to Rob and Randy so that they can answer it later.

Chris Lahiji:

Randy, thank you so much for your time today. Just a couple of disclosures. For full disclosure, I own shares in the company and you guys can find out more. Randy, your website is parkcitygroup.com, correct?

Randy Fields:

That's correct.

Chris Lahiji:

Awesome. And we will be in touch. Hopefully, we will see you guys sooner rather than later. And, just try to stay safe. Try to stay healthy and I'll see you shortly.

Randy Fields:

Thank you Chris. Fun times.

Chris Lahiji:

Of course, you be well. Bye.